Exhibit 7

clough
capital partners, lp	procedures

Procedure Name:

Proxy Voting Procedures & Proxy Voting Guidelines

Related Policy:

Proxy Voting

Effective Date

June 15, 2004, revised September 1, 2005

Responsible Person:

Proxy Voting Administrator

Detailed Procedures:

1.0  Proxy Voting in General

Proxy votes for client accounts of Clough Capital will be handled by the Proxy Voting Administrator, who will gather all required proxy votes, vote them according to the attached guidelines (Appendix A), prepare the information required in order for ALPS to make the required filings for the mutual fund, and then store them in the Proxy Voting Files for the required period of time. For issues not addressed by the Proxy Voting Guidelines, or for those issues where a determination is made by one of the persons listed in section 4.0 that a vote according to the established Guidelines would not be in the economic interest of a client account, the Proxy Voting Administrator will refer the matter to the Compliance Committee for resolution.

2.0  Proxy Voting Administrator

The duties of the Administrator will include the following:

•                  Gather proxies sent to Clough Capital for each of the securities held by a client account or fund

•                  Log each proxy into tracking spreadsheet (Appendix B) with all required information listed in section 3.0

•                  Compare the proxy proposals against the Proxy Voting Guidelines & vote all that can be voted based on guidelines

•                  Submit proxies that are not addressed in the Guidelines to PM’s/Analysts for their opinion

•                  Update tracking spreadsheet for votes cast

•                  Store original proxy and how voted in the Proxy Voting Files

•                  Summarize for the mutual fund at end of year (June 30th) and send to ALPS to complete the Form N-PX for filing with SEC by August 31st

3.0  Proxy Voting Record Required

The following information must be recorded and saved by the Administrator for each proxy vote of each security:

•                  Name of the issuer of the portfolio security

•                  Exchange ticker symbol of the portfolio security

•                  CUSIP for the portfolio security (if available)

•                  Shareholder meeting date

•                  Brief identification of matter voted on

•                  Whether the matter is proposed by issuer or a security holder

•                  Whether fund cast its vote on the matter

•                  How the fund cast its vote (for/against/abstain)

•                  Whether fund cast its vote for or against the management position on the issue

This information is required to be filed with the SEC electronically via Form N-PX for all registered investment companies (mutual funds) no later than August 31 for the most recent 12 month period ended June 30. This will be done by the fund’s administrator, ALPS Mutual Fund Services, for the mutual funds sponsored by Clough Capital, but ALPS will need this information from Clough. The information also needs to be sent to ALPS for posting to the fund’s website for access by shareholders.

4.0  Contradiction to Proxy Voting Guidelines

For the proxy issues outlined in the attached Proxy Voting Guidelines, the Clough Capital voting position will generally be as listed, unless an analyst, trader, or Partner of the firm believes that voting a particular proxy in accordance with the stated guideline would not be in the best economic interests of a client account, in which case that person should bring the matter to the attention of the Proxy Voting Administrator. The Administrator will then refer the matter to the Compliance Committee for resolution. Votes in contradiction to the established Proxy Voting Guidelines will be documented in an appropriate memo to file.

4.1  Votes on Issues not listed in the Proxy Voting Guidelines

If a proxy vote is received and the Proxy Voting Administrator cannot find the particular issue to be voted on the Proxy Voting Guidelines, then the Administrator must summarize the issue and then bring it to the attention of the analyst covering that industry and the relevant portfolio manager for consideration. Once there has been determination made as to how to vote the issue, the analyst should update the Proxy Voting Guidelines for guidance on future, similar issues.

5.0  Record Keeping Requirements

Clough Capital must keep accurate books and records, including those relating to proxy voting. The records that must be maintained in accordance with the Record Keeping Policy are listed under Records Produced below. The Proxy Voting Administrator will be responsible for ensuring that the records listed are maintained.

Records Produced:

•                  Proxy statements received regarding client securities

•                  Records of votes cast on behalf of clients (Proxy Voting Tracking Spreadsheet)

•                  Information gathered for the filing of Form N-PX

•                  Form N-PX filed by August 31st of each year for preceding year ended June 30th

•                  Records of client requests for proxy voting information

•                  Any documents prepared by Clough Capital that were material to making a decision how to vote or that memorialized the basis for the decision

Evidence of Supervision:

On a quarterly basis, the Compliance Officer will examine the proxy voting files and ensure that all proxies were voted in accordance with the Policy and documented accordingly, including any votes that presented a potential or actual conflict of interest.

Record Keeping:

Records will be maintained for 2 years on site and 3 years offsite, except for records for registered mutual funds, which will be maintained for 2 years on site and 4 years offsite.

Appendix A
Proxy Voting Guidelines

For the following proxy issues, the Clough Capital voting position will generally be as listed, unless an analyst, trader, or Partner of the firm believes that voting a particular proxy in accordance with the stated guideline would not be in the best economic interests of a client account, in which case that person should bring the matter to the attention of the Proxy Voting Administrator. The Administrator will then refer the matter to the Compliance Committee for resolution as outlined in the Proxy Voting Procedures.

Category of Issue	Issue	Clough Position	Rationale/Reasoning
Board of Directors	Election of Directors	Support Management Recommendations	Where no corporate governance issues are implicated
	Changes in Board of Directors (removals of directors; filling of vacancies; fixing size of board)	Support Management Recommendations	Management in best position to know if best for company
	Other Issues (e.g. Classified Board; Liability of Board; Qualification of Directors)	Generally Support Management Recommendations	So long as in best economic interests of clients

Capital Structure	Increase in common stock	Support Management Recommendations	Management in best position to know if best for company
	Reclassification of common stock	Support Management Recommendations	Management in best position to know if best for company
	Other Issues (e.g. Additional Shares; Stock Splits; Repurchases, etc.)	Generally Support Management Recommendations	So long as in best economic interests of clients

Corporate Governance	Addition or amendment of indemnification provisions in company’s charter or by-laws	Support Management Recommendations	Management in best position to know if best for company
	Other issues (e.g. Confidential Voting; Cumulative Voting; Supermajority Requirements)	Generally Support Management Recommendations	So long as in best economic interests of clients

Compensation	Compensation of Outside Directors	Support Management Recommendations	Management in best position to know if best for company
	Other Issues (e.g. Executive/Director stock	Generally Support Management	So long as in best economic

	option plans; Employee Stock Option Plans; Option Expensing)	Recommendations	interests of clients

Anti-Takeover Provisions	Shareholder rights plans (“Poison Pills”) (shareholder approval of or ratification of these types of plans)	Generally Support Management Recommendations	So long as in best economic interests of clients
	Other Issues (e.g. Reincorporation plans; Fair-Price Proposals, etc.)	Generally Support Management Recommendations	So long as in best economic interests of clients

Mergers & Acquisitions	Special corporate transactions (takeovers; spin-offs; sales of assets; reorganizations; restructurings; recapitalizations)	Generally Support Management Recommendations	So long as in best economic interests of clients

Social & Political Issues	Labor & human rights (global codes of conduct; workplace standards)	Generally Support Management Recommendations	Generally best not to impose these issues from the outside
	Other Issues (e.g. Environmental issues; Diversity & Equality; Health & Safety; Government/Military)	Support Management Recommendation	Generally best not to impose these issues from the outside

Miscellaneous Items	Selection of Independent Auditors	Support Management recommendation	Management in best position to know if best for company
	Other Issues (e.g. Limitation of non-audit services provided by independent auditors; Audit Firm Rotation; Bundled Proposals, etc.)	Generally Support Management Recommendations	So long as in best economic interests of clients

CLOUGH
CAPITAL PARTNERS, LP	FIRM POLICIES

Proxy Voting Policy

Effective Date:	June 15, 2004
Approver:	Compliance Committee
Applicability:	All Employees
Last Revised:	September 1, 2005

Policy Statement

Clough Capital will vote proxies on behalf of client accounts in a manner that ensures that the best interests of the client are taken into consideration, and in a manner that seeks to avoid conflicts of interest. Clough Capital will provide a description of its proxy voting policies and procedures to clients upon request.

I.              Overview

Proxy voting by an Adviser for client accounts is governed by Rule 206(4)-6 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The rule requires an Adviser that votes proxies on behalf of client accounts to adopt written policies and procedures to ensure that proxies are voted in the best interests of clients, to describe to clients how proxies will be voted on their behalf, and to disclose to clients how they can obtain information on how proxies were voted. For registered investment companies, the Investment Company Act of 1940, as amended (the “ICA”) Rule 30b1-4 requires an annual filing of the complete proxy voting record for the fund, as well as disclosure in annual reports about proxy voting policies and procedures and how an investor can receive a copy of those policies and procedures.

II.            General Rules

If an Adviser has been given authority to vote proxies on client securities, either explicitly in the investment management agreement, as is the case with Clough Capital’s separately managed accounts, or implicitly by an overall delegation of investment discretion, then the Adviser must adopt policies and procedures to ensure that those votes are done in best interests of clients. An Adviser is a fiduciary that owes each client duties of care and loyalty with respect to all services undertaken on behalf of the client, including proxy voting. The duty of care requires an Adviser to monitor corporate events and to vote proxies conscientiously; the duty of loyalty requires an Adviser to cast proxy votes in a manner consistent with the best interest of the client. Voting of proxies on

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behalf of clients raises the potential for conflicts of interest, and these potential conflicts are what the written policies and procedures must address.

III.           Specific Procedures

Rule 206(4)-6 of the Advisers Act requires any Adviser that has been given discretion by a client to exercise voting authority with respect to securities in their accounts to do the following:

•                  Adopt and implement written policies and procedures that are reasonably designed to ensure that proxies on client securities are voted in the best interests of clients

•                  These procedures must include how to address material conflicts that may arise between the interests of the Adviser and those of the client

•                  Disclose to clients how they can obtain information about how the Adviser voted with respect to their securities

•                  Describe to the client the Adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures to the client

Proxy voting procedures

The procedures adopted by an Adviser for voting of proxies do not have to address every possible proxy proposal, but should address general topics such as what factors will be taken into consideration when voting, what the firm’s position will be for routine matters such as changes in corporate governance, adoption or amendments to compensation plans, and matters involving social issues or corporate responsibility. Clough Capital has established procedures that outline the basic firm position on the most common proxy issues, with general guidance for other issues that may arise based on categories of topics, e.g. corporate governance issues, or social and political issues. A Proxy Voting Administrator will oversee the proxy voting process for Clough Capital client accounts. See the Proxy Voting Procedures and Proxy Voting Guidelines.

Resolving conflicts of interest

In exercising its voting discretion Clough Capital will seek to avoid any direct or indirect conflicts of interest presented by the voting decision. If any substantive matter or foreseeable result of the matter to be voted on presents a conflict or potential conflict of interest involving Clough Capital or an affiliate, or any issuer of a security for which Clough Capital or an affiliate acts as a sponsor, advisor, or manager, or any person with whom Clough Capital or an affiliate has a material contract or business relationship (all considered “Interested Parties”), Clough Capital will make a written disclosure of the conflict to the client indicating how Clough Capital proposes to vote on the matter and the reasons for doing so. If Clough Capital does not receive timely written instructions as

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to voting or not voting on the matter from the client, Clough Capital may take any of the following actions which it deems to be in the best interests of the client:

•                  Engage an independent third party to determine whether and how the proxy should be voted and vote that way, or refrain from voting on the matter as determined by the third party;

•                  Vote on the matter as proposed to the client if the vote is against the interests of Clough Capital or any Interested Party; or

•                  Refrain from voting on the matter

Disclosing how to obtain information

Clough Capital is required under the Advisers Act to disclose to clients its proxy voting policies and procedures, to offer to send a copy of those policies and procedures to clients upon request, and to also offer to make available to clients information as to how Clough Capital has voted on each proxy. In addition, registered investment companies managed by Clough Capital are required by the ICA to publicly disclose how proxies were voted, as well as disclose in annual and semi-annual reports how shareholders can obtain information about proxy voting. Public disclosure of proxy votes for mutual funds is accomplished through the filing of Form N-PX, Annual Report of Proxy Voting Record of Registered Management Investment Companies. Form N-PX is required to be filed by August 31st of each year for proxies voted for the past year through June 30th. This filing is done by ALPS Mutual Fund Services, with information supplied by Clough Capital. This voting record must also be available to shareholders free of charge, either by calling the fund directly on a toll-free number, or electronically via a fund website. Finally, the mutual fund registration statement (SAI for open-end funds; N-CSR for closed-end funds) must either contain a summary of the proxy voting policies and procedures, or the actual policies and procedures themselves.

Associated Policies

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